Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS STRONG THIRD-QUARTER RESULTS WITH 20 PERCENT REVENUE GROWTH AND 24 PERCENT EARNINGS GROWTH

PROVO, Utah — Nov. 7, 2018 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced strong third-quarter financial results with revenue of $675.3 million, an increase of 20 percent over the prior-year period. Earnings per share were $0.94, an increase of 24 percent over the prior-year period, or $1.01, an increase of 33 percent, when excluding a foreign currency translation loss of $0.07.

Executive Summary

Q3 2018 vs. Prior-Year Quarter

Revenue:	$675.3 million, +20% • (3%) fx impact
Earnings Per Share (EPS):	$0.94, +24% or $1.01, + 33% when excluding fx loss • ($0.07) foreign currency translation loss • ($0.04) purchase accounting charge
Sales Leaders:	73,100; +14%
Customers:	1,166,000; +9%

“We delivered strong year-over-year financial results with reported revenue growth in every region, highlighted by double-digit increases in Mainland China and Southeast Asia,” said Ritch Wood, chief executive officer. “This is our fourth consecutive quarter of revenue growth of 20 percent or more, driven by the continued execution of our growth strategy focused on engaging platforms, enabling products and empowering programs which led to solid customer growth of 9 percent and sales leader growth of 14 percent.”

Q3 2018 Year-Over-Year Operating Results

Revenue:	$675.3 million compared to $563.7 million
Gross Margin:	76.7% compared to 78.6% • Nu Skin business was 78.7%
Selling Expenses:	40.2% of revenue compared to 41.7% • Nu Skin business was 41.8%
G&A Expenses:	24.5% of revenue compared to 25.4%
Operating Margin:	11.9% compared to 11.4%
Other Income / (Expense):	($7.0) million expense compared to ($1.2) million expense
Income Tax Rate:	27.9% compared to 34.1%
EPS:	$0.94, which includes a ($0.07) foreign currency translation loss and a ($0.04) purchase accounting charge, compared to $0.76

Stockholder Value

Dividend Payments:	$20.3 million
Stock Repurchases:	$12.4 million; $492 million remaining in authorization

Q4 and Full-Year 2018 Outlook

Q4 2018 Revenue:	$665 to $685 million, 0% to 3% growth • Approximately (4 to 5%) negative fx impact
Q4 2018 EPS:	$1.00 to $1.07 which includes an estimated $0.04 purchase accounting charge
2018 Revenue:	$2.66 billion to $2.68 billion, 17% to 18% growth • Neutral fx impact
2018 EPS	$3.48 to $3.55 including ($0.20) fx and ($0.16) purchase accounting charges

“We continue to empower our sales leaders to effectively acquire customers through enabling social sharing, providing innovative products like ageLOC LumiSpa, and implementing our enhanced sales compensation program, Velocity. We are on pace to generate a very strong finish to this year which we believe sets us up well for 2019,” Wood concluded.

“We generated 20 percent year-over-year revenue growth and 24 percent improvement in earnings in the quarter,” said Mark Lawrence, chief financial officer. “For the year, we are increasing our annual revenue guidance to $2.66 billion to $2.68 billion with earnings per share of $3.48 to $3.55. This earnings guidance reflects the $0.20 foreign currency translation loss from the second and third quarters and the $0.16 purchase accounting charge. We are projecting fourth-quarter revenue of $665 to $685 million, including a 4 to 5 percent negative currency impact, and earnings per share of $1.00 to $1.07, or $1.04 to $1.11 when excluding the estimated $0.04 purchase accounting charge. As a reminder, in the fourth quarter of 2017, we held an ageLOC LumiSpa global introduction which generated $130 million in sales,” concluded Lawrence.

Conference Call

The Nu Skin management team will host a conference call with the investment community on November 7, 2018, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Nov 21, 2018.

About Nu Skin Enterprises, Inc.

Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that include the Nu Skin® personal care brand, the Pharmanex® nutrition brand, and most recently, the ageLOC® anti-aging brand. The ageLOC brand has generated a loyal following for such products as the ageLOC LumiSpa skin cleansing and treatment device, ageLOC Youth nutritional supplement, the ageLOC Me® customized skin care system, as well as the ageLOC TR90® weight management and body shaping system. Nu Skin sells its products through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific. As a long-standing member of direct selling associations globally, Nu Skin is committed to the industry's consumer guidelines that protect and support those who sell and purchase its products through the direct selling channel. Nu Skin is also traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," “continue,” "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the company’s recent acquisitions;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue growth is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period’s revenue. Earnings per share excluding foreign-currency translation loss and projected earnings per share excluding purchase-accounting charge also are non-GAAP financial measures. Removing the impact of these items facilitates period-to-period comparisons of the company’s performance.

The Company’s revenue results by segment for the three-month periods ended September 30 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$226,645	$172,556	31%	34%
Americas/Pacific	93,580	85,672	9%	20%
South Korea	89,963	89,238	1%	—
Southeast Asia	86,307	71,141	21%	24%
Japan	63,649	62,513	2%	2%
Hong Kong/Taiwan	44,949	41,050	9%	10%
EMEA	42,819	40,133	7%	8%
Other	27,400	1,395	1,864%	1,864%

Total	$675,312	$563,698	20%	23%

The Company’s revenue results by segment for the nine-month periods ended September 30 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$669,432	$494,658	35%	30%
Americas/Pacific	289,859	240,094	21%	27%
South Korea	270,517	258,626	5%	—
Southeast Asia	236,390	194,711	21%	20%
Japan	190,986	188,465	1%	(1%)
Hong Kong/Taiwan	138,147	120,069	15%	14%
EMEA	131,810	112,385	17%	10%
Other	68,580	3,890	1,663%	1,663%

Total	$1,995,721	$1,612,898	24%	21%

The company’s Customers and Sales Leaders statistics by segment for the three-month periods ended September 30 are presented in the following table.

	2018		2017		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	210,000	33,300	190,000	25,600	11%	30%
Americas/Pacific	277,000	8,500	237,000	8,000	17%	6%
South Korea	180,000	7,700	185,000	8,400	(3%)	(8%)
Southeast Asia	147,000	8,700	127,000	7,100	16%	23%
Japan	131,000	6,200	131,000	6,500	—	(5%)
Hong Kong/Taiwan	76,000	4,400	71,000	4,300	7%	2%
EMEA	145,000	4,300	128,000	4,300	13%	—

Total	1,166,000	73,100	1,069,000	64,200	9%	14%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue	$675,312	$563,698	$1,995,721	$1,612,898

Cost of sales	157,457	120,832	472,287	353,619

Gross profit	517,855	442,866	1,523,434	1,259,279

Operating expenses:
Selling expenses	271,509	235,285	801,968	672,646
General and administrative expenses	165,671	143,219	499,037	411,270
Total operating expenses	437,180	378,504	1,301,005	1,083,916

Operating income	80,675	64,362	222,429	175,363

Other income (expense), net	(6,982)	(1,172)	(16,940)	(8,470)
Income before provision for income taxes	73,693	63,190	205,489	166,893
Provision for income taxes	20,547	21,518	65,843	55,691

Net income	$53,146	$41,672	$139,646	$111,202

Net income per share:
Basic	$0.96	$0.79	$2.54	$2.10
Diluted	$0.94	$0.76	$2.47	$2.04

Weighted-average common shares outstanding (000s):
Basic	55,603	52,873	55,075	52,834
Diluted	56,704	54,834	56,539	54,519

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$390,066	$426,399
Current investments	11,388	11,847
Accounts receivable	57,175	33,196
Inventories, net	289,291	253,454
Prepaid expenses and other	78,395	52,893
	826,315	777,789

Property and equipment, net	496,704	464,587
Goodwill	187,423	114,954
Other intangible assets, net	91,957	67,647
Other assets	143,838	164,895
Total assets	$1,746,237	$1,589,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,843	$50,341
Accrued expenses	292,962	319,189
Current portion of long-term debt	82,455	77,840
	428,260	447,370

Long-term debt	365,767	310,790
Other liabilities	120,076	127,116
Total liabilities	914,103	885,276

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	545,234	466,349
Treasury stock, at cost	(1,306,012)	(1,304,694)
Accumulated other comprehensive loss	(82,555)	(66,318)
Retained earnings	1,675,376	1,609,168
	832,134	704,596
Total liabilities and stockholders’ equity	$1,746,237	$1,589,872

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share
Excluding Foreign-Currency Translation Loss to
GAAP Earnings Per Share
(in thousands, except per share amounts)

Q3 2018
Net income	$53,146
Foreign-currency translation loss	4,766
Tax impact of foreign-currency translation loss	(548)
Net income, excluding foreign-currency translation loss	$57,364
Weighted-average common shares outstanding	56,704
Diluted earnings per share	$0.94
Diluted earnings per share, excluding foreign-currency translation loss	$1.01

Q3 2017 diluted earnings per share	$0.76
Year-over-year earnings per share increase	24%
Year-over-year earnings per share increase, excluding Q3 2018 foreign-currency translation loss	33%

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Nu Skin Social Media Channels
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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com,  (801) 345-3577